EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated April 11, 1997 accompanying the consolidated financial statements of American List Corporation, appearing in the Snyder Communications, Inc. Form 8-K filed on July 25, 1997, which is incorporated by reference in the Registration Statement of Snyder
Communications, Inc. on Form S-3. We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

Melville, New York
January 21, 1998















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